The Clorox Company

Supplemental Unaudited Condensed Information – Volume Growth

Reportable Segment	% Change vs. Prior Year										Major Drivers of Change
	FY14(1)					FY15(1)
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cleaning	0%	3%	-5%	0%	-1%	-1%	3%	1%	7%	2%	Q4 increase driven by higher shipments across a number of brands in Home Care including double-digit growth of Clorox® disinfecting wipes, and in Professional Products business in its cleaning, health care and food products.
Household	2%	-1%	5%	-2%	1%	4%	3%	0%	2%	2%	Q4 increase driven by higher shipments in Bags and Wraps, primarily from premium trash bags including Glad® OdorShield® and ForceFlex® trash bags due to merchandising and innovation, partially offset by the impact of recent price increases.
Lifestyle	4%	-1%	-1%	2%	1%	0%	5%	2%	0%	1%	Q4 volume was flat reflecting higher shipments of Burt’s Bee’s® face and lips-care products, offset by lower shipments of Dressings and Sauces as gains in Hidden Valley® bottled and dry products were more than offset by lower shipments of KC Masterpiece® sauces, and lower shipments of Brita® products.
International	1%	3%	1%	2%	2%	5%	5%	1%	2%	3%	Q4 increase driven by higher shipments in Latin America and Canada, partially offset by lower shipments in Europe.
Total Company	1%	1%	0%	0%	1%	1%	4%	1%	3%	2%

Supplemental Unaudited Condensed Information – Sales Growth

Reportable Segment	% Change vs. Prior Year										Major Drivers of Change
	FY14(1)					FY15(1)
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cleaning	1%	2%	-4%	-1%	0%	-2%	3%	1%	9%	3%	Q4 variance between volume and sales driven by the benefit of price increases on Clorox® liquid bleach, partially offset by the impact of unfavorable mix.
Household	5%	-1%	4%	-2%	1%	5%	5%	5%	4%	5%	Q4 variance between volume and sales driven primarily by the benefit of price increases on Bags and Wraps.
Lifestyle	5%	0%	-3%	2%	1%	-1%	4%	3%	0%	1%	Q4 volume and sales were both flat.
International	-2%	1%	-6%	-6%	-3%	0%	-2%	0%	0%	-1%	Q4 variance between volume and sales driven by unfavorable foreign currency exchange rates, partially offset by the benefit of price increases and favorable mix.
Total Company	2%	0%	-2%	-2%	0%	1%	3%	3%	4%	3%

1) Volume growth and sales growth percentage changes for the International reportable segment and Total Company reflect the reclassification of Clorox Venezuela to discontinued operations effective Q1 fiscal 2015 for all periods presented.

The Clorox Company

Supplemental Unaudited Condensed Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

Driver	Gross Margin Change vs. Prior Year (basis points)
	FY14					FY15
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cost Savings	+180	+150	+140	+110	+140	+120	+130	+170	+160	+140
Price Changes	+80	+70	+80	+80	+80	+90	+100	+140	+110	+110
Market Movement (commodities)	-110	-140	-120	-110	-120	-40	-90	-	+100	-
Manufacturing & Logistics	-140	-120	-120	-240	-160	-170	-90	-120	-80	-110
All other	-10	-20	-10	-10	-10	-70	-40	-80	-20	-50
Impact of Clorox Venezuela reclassification to discontinued operations(1)	+30	+10	-	+40	+20	-	-	-	-	-
Change vs prior year	+30	-50	-30	-130	-50	-70	+10	+110	+270	+90
Gross Margin (%)	43.5%	42.4%	42.1%	42.9%	42.7%	42.8%	42.5%	43.2%	45.6%	43.6%

(1)	Other than the impact of the Clorox Venezuela reclassification to discontinued operations, none of the fiscal year 2014 gross margin drivers have changed; all effects of the Clorox Venezuela reclassification to discontinued operations are reflected in this line.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of June 30, 2015

(All periods presented have been adjusted to reflect Clorox Venezuela reclassification to discontinued operations)

Working Capital Update

	Q4			Q4
	FY 2015	FY 2014	Change	Days(5)	Days(5)
	($ millions)	($ millions)	($ millions)	FY 2015	FY 2014	Change
Receivables, net	$519	$546	-$27	30	33	-3
Inventories	$385	$386	-$1	44	44	0
Accounts payable (1)	$431	$440	-$9	47	47	0
Accrued liabilities	$548	$472	$76
Total WC (2)	$37	$146	-$109
Total WC % net sales (3)	0.6%	2.4%
Average WC (2)	$112	$217	-$105
Average WC % net sales (4)	1.8%	3.6%

Receivables, net: Decrease driven primarily by unfavorable foreign exchange rates.

Accrued liabilities: Increase driven primarily by year over year higher performance-based incentive cost.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.

(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).
(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).
(5)	Days calculations based on a two-point average.

Supplemental Information – Cash Flow
(Unaudited)
For the quarter and year ended June 30, 2015

Capital expenditures for the fourth quarter were $42 million versus $50 million in the year-ago quarter (fiscal year 2015 = $125 million).

Depreciation and amortization for the fourth quarter was $43 million versus $46 million in the year ago quarter (fiscal year 2015 = $169 million).

Net cash provided by continuing operations in the fourth quarter was $377 million, or 24 percent of sales (fiscal year 2015 = $858 million or 15% of sales).

The Clorox Company

Supplemental Unaudited Condensed Information

Fiscal Year Free Cash Flow Reconciliation

	Fiscal Year	Fiscal Year
	2015	2014
	($ millions)	($ millions)
Net cash provided by continuing operations – GAAP	$858	$786
Less: Capital expenditures	125	137
Free cash flow – non-GAAP (1)	$733	$649
Free cash flow as a percent of sales – non-GAAP (1)	13.0%	11.8%
Net sales	$5,655	$5,514

(1)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percent of sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and share repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The Clorox Company

Supplemental unaudited reconciliation of earnings from continuing operations before income taxes to EBIT(1)(3) and EBITDA (2)(3)

(All periods presented have been adjusted to reflect Clorox Venezuela reclassification to discontinued operations)

Dollars in millions and percentages based on rounded numbers

	FY 2014					FY 2015

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	9/30/13	12/31/13	3/31/14	6/30/14	6/30/14	9/30/14	12/31/14	3/31/15	6/30/15	6/30/15
Earnings from continuing operations	$211	$184	$226	$263	$884	$218	$197	$217	$289	$921
before income taxes
Interest income	(1)	-	(1)	(1)	(3)	(1)	(1)	(1)	(1)	(4)
Interest expense	26	26	25	26	103	26	26	25	23	100
EBIT (1)(3)	236	210	250	288	984	243	222	241	311	1,017
EBIT margin (1)(3)	17.6%	16.1%	18.3%	19.2%	17.8%	18.0%	16.5%	17.2%	20.0%	18.0%
Depreciation and amortization	43	45	43	46	177	43	42	41	43	169
EBITDA (2)(3)	$279	$255	$293	$334	$1,161	$286	$264	$282	$354	$1,186
EBITDA margin (2)(3)	20.8%	19.5%	21.4%	22.3%	21.1%	21.2%	19.6%	20.1%	22.7%	21.0%
Net sales	$1,343	$1,308	$1,366	$1,497	$5,514	$1,352	$1,345	$1,401	$1,557	$5,655
Total debt (4)					$2,313	$2,224	$2,672	$2,166	$2,191	$2,191
Debt to EBITDA (3)(5)					2.0	1.9	2.3	1.9	1.8	1.8

(1)	EBIT (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.

(2)	EBITDA (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is the ratio of EBITDA to net sales.

(3)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA, EBITDA margin and debt to EBITDA provides additional useful information to investors about current trends in the business.

(4)	Total debt represents the sum of notes and loans payable, current maturities of long-term debt, and long-term debt.
(5)	Debt to EBITDA (a non-GAAP measure) represents total debt divided by EBITDA for the trailing four quarters.

The Clorox Company Updated: 8-3-15
U.S. Retail Pricing Actions from CY2009 - CY2015
Brand / Product	Average Price Change	Effective Date
Home Care
Green Works® cleaners	-7 to -21%	May 2010
Formula 409®	+6%	August 2011
Clorox Clean-Up® cleaners	+8%	August 2011
Clorox® Toilet Bowl Cleaner	+5%	August 2011
Liquid-Plumr® products	+5%	August 2011
Pine-Sol® cleaners	+17%	April 2012
Clorox Clean-Up® , Formula 409® , and Clorox® Disinfecting Bathroom spray cleaners	+5%	March 2013
Green Works® cleaners	+21%	July 2014
Laundry
Green Works® liquid detergent	approx. -30%	May 2010
Clorox® liquid bleach	+12%	August 2011
Clorox 2® stain fighter and color booster	+5%	August 2011
Clorox® liquid bleach	+7%	February 2015
Glad
GladWare® disposable containers	-7%	April 2009
Glad® trash bags	-7%	May 2009
Glad® trash bags	+5%	August 2010
Glad® trash bags	+10%	May 2011
Glad® wraps	+7%	August 2011
Glad® food bags	+10%	November 2011
GladWare® disposable containers	+8%	July 2012
Glad® trash bags	+6%	March 2014
Glad® ClingWrap	+5%	March 2014
Glad® trash bags	+6%	November 2014
Glad® wraps	+5%	January 2015
Litter
Cat litter	-8 to -9%	March 2010
Cat litter	+5%	May 2012
Food
Hidden Valley Ranch® salad dressing	+7%	August 2011
Charcoal
Charcoal and lighter fluid	+7 to +16%	January 2009
Charcoal and lighter fluid	+8 to 10%	January 2012
Charcoal	+6%	December 2012
Brita
Brita® pitchers	+3%	August 2011
Brita® pitchers and filters	+5%	July 2012
Natural Personal Care
Burt’s Bees® lip balm	+10	July 2013
Notes:
●	Individual SKUs vary within the range.
●	This communication reflects pricing actions on primary items, and does not reflect pricing actions on our Professional Products business.

The Clorox Company

Reconciliation of Economic Profit (1) (Unaudited)

(All periods presented have been adjusted to reflect Clorox Venezuela reclassification to discontinued operations)

Dollars in millions and all calculations based on rounded numbers

	FY15	FY14	FY13
Earnings from continuing operations before income taxes	$921	$884	$852
Noncash U.S. GAAP restructuring and intangible asset impairment costs	1	3	-
Interest expense	100	103	122
Earnings from continuing operations before income taxes, noncash U.S. GAAP
restructuring, intangible asset impairment costs and interest expense	$1,022	$990	$974
Income taxes on earnings from continuing operations before income taxes, noncash
U.S. GAAP restructuring, intangible asset impairment costs and interest expense (2)	350	342	318
Adjusted after-tax profit	$672	$648	$656
Average capital employed (3)	$2,393	$2,494	$2,552
Capital charge (4)	214	225	230
Economic profit (1) (Adjusted after-tax profit less capital charge)	$458	$423	$426

(1)	In accordance with the SEC’s Item 10(e) of Regulations S-K, this schedule provides the definition of a non-GAAP measure and the reconciliation to the most closely related GAAP measure. Economic profit (EP) is defined by the Company as earnings from continuing operations before income taxes, excluding noncash U.S. GAAP restructuring and intangible asset impairment costs, and interest expense; less an amount of tax based on the effective tax rate, and less a charge equal to average capital employed multiplied by the weighted-average cost of capital. EP is a key financial metric the Company’s management uses to evaluate business performance and allocate resources, and is a component in determining management’s incentive compensation. The Company’s management believes EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit.
(2)	The tax rate applied is the effective tax rate on continuing operations, which was 34.2%, 34.6% and 32.7% in fiscal years 2015, 2014 and 2013, respectively.
(3)	Total capital employed represents total assets less non-interest bearing liabilities. Adjusted capital employed represents total capital employed adjusted to add back current year noncash U.S. GAAP restructuring and intangible asset impairment costs. Average capital employed represents a two-point average of adjusted capital employed for the current year and total capital employed for the prior year, based on year-end balances. See below for details of the average capital employed calculation:

	FY15	FY14	FY13
Total assets	$4,164	$4,258	$4,311
Less:
Accounts payable	431	440	413
Accrued liabilities	545	472	490
Income taxes payable	31	8	29
Other liabilities	745	768	742
Deferred income taxes	95	103	119
Non-interest bearing liabilities	1,847	1,791	1,793
Total capital employed	2,317	2,467	2,518
After tax noncash U.S. GAAP restructuring and intangible asset
impairment costs	1	2	-
Adjusted capital employed	$2,318	$2,469	$2,518
Average capital employed	$2,393	$2,494	$2,552

(4)	Capital charge represents average capital employed multiplied by the weighted-average cost of capital. The weighted-average cost of capital used to calculate capital charge was 9% for all fiscal years presented. The calculation of capital charge includes the impact of rounding numbers.